Exhibit 10.2

LEASE AGREEMENT

PARTIES

This Lease Agreement, made this 1st day of April 1, 2015, by and between ISC PROPERTIES, LLC, hereinafter referred to as “Landlord”; and INTELLIGENT SYSTEMS CORPORATION hereinafter referred to as “Tenant”;

WITNESSETH:

1.01 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the property hereinafter referred to as the LEASED PREMISES, described as: 14,059 sq. ft. of office and warehouse that is shown on Exhibit A and that is located at 4355 Shackleford Road, Norcross, Georgia 30093, Gwinnett County, Georgia.

TERM

2.01 TO HAVE AND TO HOLD said Leased Premises for a term of thirty (36) months, commencing on April 1, 2015 upon the following terms, conditions, and covenants:

RENTAL

3.01 As rental for the Leased Premises, Tenant agrees to pay to Landlord, the sum of ONE HUNDRED THIRTY SEVEN THOUSAND NINE HUNDRED FOUR DOLLARS AND NO/100 DOLLARS ($137,904.00) per year, payable in monthly installments each in the amount of $11,492.00, on or before the first day of each calendar month together with any other additional rental as hereinafter set forth through March 31, 2018 (which amount may be amended by mutual consent from time to time to incorporate changes in the space leased, square footage or other factors). The amount set forth above includes payment by Tenant to Landlord for services listed on Exhibit A. If the lease shall commence on any date other than the first day of a calendar month, or end on any date, other than the last day of a calendar month, rent for such month shall be prorated.

USE OF PREMISES

4.01 The Leased Premises may be used and occupied only for offices and warehouse storage and for no other purpose or purposes, without Landlord’s prior written consent. Tenant shall promptly comply at its sole expense with all laws, ordinances, orders, and regulations affecting the Leased Premises and their cleanliness, safety, occupation and use. Tenant shall not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that will in any way increase the fire insurance upon the Building. Tenant will not perform any act or carry on any practices that may injure the Building or be a nuisance or menace to tenants of adjoining premises. Tenant shall not cause, maintain or permit any outside storage on or about the Leased Premises, including pallets or other refuse. The rear loading areas of the Tenant’s unit must be clean and unobstructed.

UTILITIES

5.01 Landlord shall not be liable in the event of any interruption in the supply of any utilities. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed by Tenant at Tenant’s expense in accordance with plans and specifications approved in writing by Landlord. Landlord shall pay for ordinary and reasonable use of internet, electricity, gas.

ACCEPTANCE OF PREMISES

6.01 By entry hereunder, Tenant acknowledges that it has examined the Leased Premises and accepts the same as being in the condition called for by this Lease, and as suited for the uses intended by Tenant.

ALTERATIONS, MECHANICS’ LIENS

7.01 Alterations may not be made to the Leased Premises without prior written consent of Landlord, and any alterations of the Leased Premises excepting movable furniture shall at Landlord’s option become part of the realty and belong to the Landlord.

7.02 Should Tenant desire to alter the Leased Premises and Landlord gives written consent to such alterations, at Landlord’s option, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations.

7.03 Tenant shall install equipment, and personal property as may be necessary and convenient for its operation. Such furniture, equipment, and personal property may be removed at any time during Tenant’s tenancy or within a reasonable time thereafter, and shall not be considered part of the Leased Premises. Removal of the same shall not damage or deface the Leased Premises, and if the Leased Premises shall be so damaged, Tenant shall repair such damage at its own expense.

7.04 Tenant shall return the Leased Premises on the termination of this Lease in the same condition as when rented to Tenant, reasonable wear and tear only excepted. Tenant shall keep the Leased Premises, the Building and property in which the Leased Premises are situated free from any liens arising out of any work performed for, materials furnished to, or obligations incurred by Tenant. All such work, provided for above, shall be done at such times and in such manner as Landlord may from time to time designate. Tenant shall give Landlord written notice five (5) days prior to employing any laborer or contractor to perform work resulting in an alteration of the Leased Premises so that Landlord may post a notice of non-responsibility.

WASTE AND QUIET CONDUCT

8.01 Tenant shall not commit, or suffer any waste upon the Leased Premises, or any nuisance, or other act or thing, which may disturb the quiet enjoyment of any other tenant in the Building containing the premises, or any building in the project in which the premises are located.

FIRE INSURANCE, HAZARDS

9.01 No use shall be made or permitted to be made of the Leased Premises, nor acts done which might increase the existing rate of insurance upon the Building or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the Standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirement pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the Leased Premises, Building and appurtenances. Tenant agrees to pay to Landlord as additional rent, any increase in premiums on policies which may be carried and loss of rent caused by fire and the perils normally included in extended coverage above the rates presently being paid by the Landlord as of the date hereof.

9.02 Tenant shall maintain in full force and effect on all of its and equipment in the Leased Premises a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of at least eighty percent (80%) of their insurable value. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the equipment, and Landlord will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions. Tenant shall furnish Landlord with a certificate of such policy within thirty (30) days of the commencement of this Lease, and whenever required, shall satisfy Landlord that such policy is in full force and effect.

LIABILITY INSURANCE

10.01 Tenant, at its own expense, shall provide and keep in force with companies acceptable to Landlord public liability insurance for the benefit of Landlord and Tenant jointly against liability for bodily injury and property damage in the amount of not less than One Million Dollars ($1,000,000.00) in respect to injuries to or death of more than one person in any one occurrence, in the amount of not less than Five Hundred Thousand Dollars ($500,000.00) in respect to injuries to or death of any one person, and in the amount of not less than One Hundred Thousand Dollars ($100,000.00) per occurrence in respect to damage to property, such limits to be for any greater amounts as may be reasonably indicated by circumstances from time to time existing. Tenant shall furnish Landlord with a certificate of such policy (which certificate shall contain the insurer’s waiver of subrogation rights exercisable against the Landlord) within thirty (30) days of the commencement date of this Lease and whenever required shall satisfy Landlord that such policy is in full force and effect. Such policy shall name Landlord as an additional insured and shall be primary and non-contributing with any insurance carried by Landlord. The policy shall further provide that it shall not be cancelled or altered without twenty (20) days prior written notice to Landlord. Tenant acknowledges that Landlord will not carry any insurance on any of Tenant’s property, possessions, inventory, business, employees, agents or visitors.

INDEMNIFICATION BY TENANT

11.01 Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant’s use of the Leased Premises (other than those arising from negligence of Landlord or its agent employees), or the conduct of its business or from any activity, work, or thing doing, permitted or suffered by the Tenant in or about the Leased Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Tenant, or of its agents or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought relative thereto and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel, chosen by Tenant and who is reasonably acceptable to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in or about the Leased Premises from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failure, and Tenant hereby waives all claims in respect thereof against Landlord. The obligations of Tenant under this section arising by reason of any occurrence taking place during the term of this Lease shall survive any termination of this Lease.

WAIVER OF CLAIMS

12.01 Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, wares and merchandise in, upon or about the Leased Premises and for injury to Tenant, its agents, employees, invitees, or third persons in or about the Leased Premises from any cause arising at any time, other than the negligence of Landlord, its agents and employees.

REPAIRS

13.01 Landlord shall, at Landlord’s expense, keep and maintain in good repair and working order and promptly make repairs to and perform maintenance upon and replace as needed: 1) the structural elements of the Leased Premises, including without limitation, all permanent exterior and interior walls, floors and ceilings, roof, concealed plumbing, stairways, concealed electrical systems and telephone cable and pest control service; 2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Leased Premises; 3) the Common Areas; 4) exterior windows of the Leased Premises, reasonable wear and tear excepted.

13.02 Excluding normal wear and tear, Tenant shall, at Tenant’s sole expense be responsible for the cost of repairing any area damaged by Tenant’s agents, employees, invitees and visitors that is installed by or for the exclusive benefit of Tenant. All repairs and replacements shall; a) be made and performed by contractors or mechanics approved by Landlord, which consent shall not be unreasonably withheld or delayed and b) be at least equal in quality, value and utility to the original work installation.

13.03 Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and Landlord shall move with reasonable diligence to repair such item. Failure to report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such defects.

SIGNS, LANDSCAPING

14.01 Landlord shall have the right to control landscaping and approve the placing of signs and the size and quality of the same. Tenant shall make no alterations or additions to the Leased Premises or landscaping and shall place no exterior signs on the Leased Premises without the prior written consent of Landlord. Any signs not in conformity with the Lease may be immediately removed by Landlord.

ENTRY BY LANDLORD

15.01 Tenant shall permit Landlord and Landlord’s agents to enter the Leased Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the Building, or for the purpose of making repairs, alterations, or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, or for the purpose of showing the premises to prospective tenants, or placing upon the Building any usual or ordinary “for sale” signs, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned; and shall permit Landlord at any time within thirty (30) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary “to let” or “to lease” signs. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the exterior doors about the Leased Premises.

TAXES AND INSURANCE INCREASE

16.01 Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the Lease upon Tenant’s equipment, furniture, appliances and personal property installed or located in the Leased Premises.

ABANDONMENT

17.01 Tenant shall not vacate nor abandon Leased Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Leased Premises shall, at the option of the Landlord, be deemed abandoned.

DESTRUCTION

18.01 In the event of (a) a partial destruction of the Leased Premises or the Building during the Lease term which requires repairs to either the Leased Premises or the Building, or (b) the Leased Premises or the Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant’s act, use or occupation which declaration requires repairs to either the Leased Premises or the Building, Landlord shall forthwith make repairs, provided repairs can be made within sixty (60) days under the laws and regulations of authorized public authorities, but partial destruction (including any destruction necessary in order to make repairs required by any declaration) shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made. The proportionate reduction is to be based upon the extent to which the making of repairs shall interfere with the business carried on by Tenant in the Leased Premises. In making repairs Landlord shall be obligated to replace only such glazing as shall have been damaged by fire and other damaged glazing shall be replaced by Tenant. If repairs cannot be made within sixty (60) days, Landlord may, at its option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately abated, as in this paragraph provided. In the event that Landlord does not so elect to make repairs which cannot be made within sixty (60) days, or repairs cannot be made under current laws and regulations, this Lease may be terminated at the option of either party. A total destruction (including any destruction required by any authorized public authority) of either the Leased Premises or the Building shall terminate this Lease. In the event of any dispute between Landlord and Tenant relative to the provisions of this paragraph, they may each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding on both Landlord and Tenant who shall bear the cost of such arbitration equally between them. Landlord shall not be required to repair any property installed in the Leased Premises by Tenant. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph and in the event of destruction agrees to accept any offer by Landlord to provide tenant with comparable space within the project in which the Premises are located on the same terms as this Lease.

ASSIGNMENT AND SUBLETTING

19.01 Landlord shall have the right to transfer and assign, in whole or in part its rights and obligations in the Building and Property that are the subject of this Lease. Tenant shall not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of the Landlord, which shall not be unreasonably withheld. In the event of any assignment or subletting, Tenant shall nevertheless at all times, remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an “event of default” as defined below, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may at its option, collect directly from the assignee or subtenant all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

INSOLVENCY OF TENANT

20.01 Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or (b) a general assignment by Tenant for the benefit of creditors, or (c) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall, if any such appointments, assignments or action continues for a period of thirty (30) days, constitute a breach of this Lease by Tenant, and Landlord may at its election without notice, terminate this Lease and in that event be entitled to immediate possession of the Leased Premises and damages as provided below.

BREACH BY TENANT

21.01 In the event of a default, Landlord besides other rights or remedies that it may have, shall have the right to either terminate this Lease or from time to time, without terminating this Lease relet the Leased Premises or any part thereof for the account and in the name of Tenant or otherwise, for any such term or terms and conditions as Landlord in its sole discretion may deem advisable with the right to make reasonable alterations and repairs to the Leased Premises. Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting or in making such reasonable alterations and repairs. Should such rentals received from time to time from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder, the Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

21.02 No such reletting of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach provided it has not been cured. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, and including (1) all amounts that would have fallen due as rent between the time of termination of this Lease and the time of judgment, or other award, less the avails of all relettings and attornments, plus interest on the balance at the rate of eight percent (8%) per year; and (2) the worth at the time of the judgment or other award, of the amount by which the unpaid rent for the balance of the term exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (3) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform his obligations under this Lease or which in the ordinary course of events would likely to result therefrom. “Worth” as used in this provision, is computed by discounting the total at the discount rate of the Federal Reserve Bank of Atlanta at the time of the judgment, or award, plus one percent (1%).

ATTORNEYS’ FEES/COLLECTION CHARGES

22.01 Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its cost and expenses incurred in such suit, including reasonable attorneys’ fees. If any rent or other sums of money owed or owing under this Lease is collected by or through an attorney at law, Tenant agrees to pay fifteen percent (15%) thereof as attorneys’ fees.

CONDEMNATION

23.01 If, at any time during the term of this lease, title to the entire Leased Premises should become vested in a public or quasi-public authority by virtue of the exercise of expropriation, appropriation, condemnation or other power in the nature of eminent domain, or by voluntary transfer from the owner of the Leased Premises under threat of such a taking then this Lease shall terminate as of the time of such vesting of title, after which neither party shall be further obligated to the other except for occurrence antedated such taking. The same results shall follow if less than the entire Leased Premises be thus taken, or transferred in lieu of such a taking, but to such extent that it would be legally and commercially impossible for Tenant to occupy the portion of the Leased Premises remaining, and impossible for Tenant reasonable to conduct his trade or business therein.

23.02 Should there be such a partial taking or transfer in lieu thereof, but not to such an extent as to make such continued occupancy and operation by Tenant an impossibility, then this Lease shall continue on all of its same terms and conditions subject only to an equitable reduction in rent proportionate to such taking.

23.03 In the event of any such taking or transfer, whether of the entire Leased Premised, or a portion thereof, it is expressly agreed and understood that all sums awarded, allowed or received in connection therewith shall belong to Landlord, and any rights otherwise vested in Tenant are hereby assigned to Landlord, and Tenant shall have no interest in or claim to any such sums or any portion thereof, whether the same be for the taking of the property or for damages, or otherwise.

NOTICES

24.01 All notices, statements, demands, requests, consents, approvals, authorization, offers, agreements, appointments, or designations under this Lease by either party to the other shall be in writing and shall be sufficiently given and served upon the other party, if sent by certified mail, return receipt requested, postage prepaid, and addressed as follows:

(a) To Tenant at the Leased Premises;

(b) To Landlord, addressed to Landlord at 4355 Shackleford Road, Norcross, Georgia 30093, with a copy to such other place as Landlord may from time to time designate by notice to Tenant.

WAIVER

25.01 The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

EFFECT OF HOLDING OVER

26.01 If Tenant should remain in possession of the Leased Premises after the expiration of the Lease term and without executing a new Lease, then such holding over shall be construed as a tenancy from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, except that the rent payable pursuant to subparagraph 3.01 hereof shall be doubled.

SUBORDINATION

27.01 This Lease, at Landlord’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.

27.02 Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any ground lease, mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney in fact and in Tenant’s name, place and stead, to do so. If requested to do so, Tenant agrees to attorn to any person or other entity that acquires title to the real property encompassing the Leased Premises, whether through judicial foreclosure, sale under power, or otherwise, and to any assignee of such person or other entity.

ESTOPPEL CERTIFICATE

28.01 Upon ten (10) days notice from Landlord to Tenant, Tenant shall deliver a certificate dated as of the 1st day of the calendar month in which such notice is received, executed by an appropriate officer, partner or individual, and stating (i) the commencement date of this Lease; (ii) the space occupied by Tenant hereunder; (iii) the expiration date hereof; (iv) a description of any renewal or expansion options; (v) the amount of rental currently and actually paid by Tenant under this lease; (vi) the nature of any default or claimed default hereunder by Landlord and (vii) that Tenant is not in default hereunder nor has any event occurred which with the passage of time or the giving of notice would become a default by Tenant hereunder.

PARKING

29.01 Tenant shall be entitled to park in common with other tenants of Landlord. Tenant agrees not to overburden the other tenants in the use of parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants. There will be no assigned parking. Tenant agrees to park all Tenants’ trucks in the parking spaces provided at the rear of the Building. “Parking” as used herein means the use by Tenant’s employees, its visitors, invitees, and customers for the parking of motor vehicles for such periods of time as are reasonably necessary in connection with use of and/or visits to the demised premises. No vehicle may be repaired or serviced in the parking area and any vehicle deemed abandoned by Landlord will be towed from the project and all costs therein shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. No area outside of premises shall be used by Tenant for storage without Landlord’s prior written permission. There shall be no parking permitted on any of the streets or roadways located in Gwinnett Park.

MORTGAGE PROTECTION

30.01 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed or trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

MISCELLANEOUS PROVISIONS

A.   Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm or association. If there be more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

B.    The headings or titles to paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

C.    This instrument contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by agreement in writing signed by all parties to this Lease.

D.    Time is of the essence of each term and provision of this Lease.

E.     Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

F.     Subject to paragraph 19, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

G.     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent.

H.     Where the consent of a party is required, such consent will not be unreasonably withheld.

I.      This lease shall create the relationship of Lessor and Lessee between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and/or sale and not assignable by Tenant except as provided in paragraph 19.01 hereof.

J.      Tenant acknowledges and agrees that Landlord shall not provide guards or other security protection for the Leased Premises and that any and all security protection shall be the sole responsibility of Tenant.

K.    This lease shall be governed by Georgia law.

L.     Tenant shall not record this Lease or a memorandum thereof without the written consent of Landlord. Upon the request of Landlord, Tenant shall join in the execution of a memorandum or so-called “short form” of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Demised Premises and the Lease term, and shall incorporate this Lease by references.

M.   No agent or broker fees shall be payable by Tenant or Landlord with respect to this Lease.

N.    Tenant shall have the option, provided this Lease is then of full force and effect, and Tenant is not then in default hereunder, to renew this Lease for one additional thirty (36) month term. Such renewal shall be on the same terms and conditions herein set forth and pertaining to the original term, except that the monthly installment applicable to the option term shall be the original monthly installment increased by an annual cost of living adjustment for each year of the original term. Such renewal option may be exercised only by Tenant giving Landlord written notice not less than one hundred twenty (120) days prior to the expiration of the original term. The cost of living adjustment shall be determined based on the Consumer Price Index as published in the Wall Street Journal for each 12 month period during the original term.

IN WITNESS WHEREOF, The parties hereto who are individuals have set their hands and seals, and the parties who are corporations have caused this instrument to be duly executed by its proper officers and its corporate seal to be affixed, as of the day and year first above written.

Signed, sealed and delivered	ISC PROPERTIES, LLC
as to LANDLORD, in the
presence of:
/s/ J. Leland Strange
BY: J. Leland Strange
Managing Director
/s/ Rebecca Cox
Notary Public

Signed, sealed and delivered
as to TENANT, in the
presence of:	INTELLIGENT SYSTEMS
CORPORATION

/s/ Bonnie L. Herron
	BY:	Bonnie L. Herron
CFO

ATTEST:

/s/ Rebecca Cox